Civilian Aviation Questionnaire Supplement to Application for Life Insurance

Name of proposed Insured_________________________________________________________

As a pilot or student pilot, indicate the number of hours flown in command_____________________________________    Date of last flight___________________________
Number of hours flown in the last 12 months_______________________    Estimated hours flying next 12 months________________________________________________
Describe the plane you are currently flying__________________________________________________________________________________________________________

Pilot certificate currently held:
  ☐Student  ☐Flight Instructor                                                    ☐Airline Transport
  ☐Private   ☐Commercial                                                           ☐Instrument Flight Rating
Purpose of present and future flying:
  ☐Pleasure ☐ Personal Business                                                ☐Commercial
  ☐Instructor                                                               ☐Experimental/Stunting                                         ☐Other (specify)________________________________
Type and class of aircraft flown:
  ☐Propeller                                                     ☐Glider   ☐Home-Built
  ☐Jet            ☐Balloon ☐Ultralite
  ☐Helicopter                                                             ☐Hang Glider                                                          ☐Other (specify)________________________________

Do you expect to engage in any of the following types of flying within the next 12 months? ☐Yes ☐No If Yes, select type(s) and state number of hours.
	Hours		Hours
Scheduled Airlines Nonscheduled Airlines Employer Owned Aircraft Crop Dusting Water Bombing Student Instruction Charter Flying Freight or Mail Carrying		Pipeline Inspection Air Taxi or Sight Seeing Photography Mapping Test or Inspection Flying Aerobatics/Racing Police Work Any Other for Pay Flying		Type ________________

Have you ever: a) been in an aircraft accident? ☐Yes ☐No If Yes to a, b, or c, explain below in Additional Details. b) been grounded? ☐Yes ☐No c) been fined or reprimanded? ☐Yes ☐No

Do you have any operational limitations on your medical certificate?                            ☐Yes       ☐No               If Yes, explain below in Additional Details.
Have you ever failed an Aviation Medical Exam?                                                                 ☐Yes       ☐No               If Yes, explain below in Additional Details.
Do you contemplate flying in Alaska?                                                                                   ☐Yes       ☐No               If Yes, explain below in Additional Details.
Do you contemplate flying outside the continental United States?                                        ☐Yes       ☐No               If Yes, explain below in Additional Details.
If aviation required an extra premium or exclusion rider, which would you prefer?             ☐Extra Premium         ☐Exclusion Rider

Additional Details

By signing below you understand and agree that the information recorded above will form a part of the policy to which this Supplement is attached.
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Proposed Insured’s signature:_______________________________________________
Date:__________________________________________________________________

ICC17A187